Exhibit 10.7

ASSET/SHARE EXCHANGE AGREEMENT

THIS ASSET/SHARE EXCHANGE AGREEMENT (this “Agreement”), dated May 21, 2020 by and among: (i) Hemp Technology, Inc. a Wyoming corporation, (the “Parent”); (ii) 4033002, a Wyoming corporation (“Sub”), a wholly owned subsidiary of Parent and (iii) Cannary Packaging, Inc., a private British Columbia company (“Cannary”), and collectively known as the “Parties.”

WHEREAS, on the terms and conditions hereinafter provided, the Parent and its Sub desire to acquire non-operating assets from Cannary and Cannary wishes to transfer to the Sub, its non-operating assets (the “Non-Operating Assets”) in consideration for Parent’s agreement to exchange up to 21,999,667,720 unregistered restricted common shares (the “Issued Shares”) of newly-issued common stock of the Parent to existing shareholders of Cannary (the “Cannary Stockholders”);

WHEREAS, on the terms and conditions hereinafter provided, at Closing, the title to the Non-Operating Assets will transfer to the Sub, following which the Sub will be a separate operating entity of the Parent;

WHEREAS, on the terms and conditions hereinafter provided, at Closing, in order to protect its interests, Cannary will recommend two nominees to be added to the board of directors of the Parent and the Parent will take such actions as are required to have such nominees added to Parent’s board of directors; and

WHEREAS, the purpose of acquiring these Non-Operating Assets is twofold: 1) 4033002 becomes the operating asset acquisition subsidiary for Parent; and 2) the acquisition of these Non-Operating Assets helps qualify Parent for a NASDAQ listing.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND

WARRANTIES OF HEMP TECHNOLOGY, INC. AND 4033002 (Subsidiary)

As an inducement to, and to obtain the reliance of Cannary, the Parent and its Sub, represent and warrant as follows:

1.1 Organization. (a) Parent and Sub are duly organized and validly existing under the laws of the State of Wyoming and they have the corporate power and are duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of their properties and assets and to carry on their respective businesses. Unrelated to this transaction, Parent also owns a different Sub, named, 4033000, a Wyoming Corporation, 4033001, a Wyoming Corporation, Sub, Hemp Technology, Inc., a Kentucky corporation, Hemp Biotech, Inc., a Kentucky corporation and Sol Terra, SAS, a Colombian corporation. Parent is listed on the OTCMarkets, with the trading symbol of: HPTY.

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1.2 Due Authorization. The Board of Directors of each of the Parent and Sub will have taken prior to Closing (as defined below), all actions required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. No authorization, approval, consent, or order of, or registration, with, any court or other governmental body is required in connection with the execution and delivery by Parent and Sub of this Agreement and consummation by the Parent and Sub of the transactions contemplated by this Agreement.

1.3 Absence of Violation. The execution and delivery of this Agreement, and all exhibits hereto does not and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, violate, result in a breach of or constitute a default under any provision of the articles of incorporation (as amended) or bylaws or other organizational documents of the Parent and Sub; (b) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other contracting party the right to terminate or modify, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any contract to which Parent or Sub are a party; (c) result in the creation of any lien, charge or encumbrance upon the properties or other assets of the Corporation or Sub; or (d) conflict with, violate, result in a breach of or constitute a default under any judgment, order, injunction, decree or award against, or binding upon, Parent or Sub or upon any of their respective properties or assets.

1.4 Consents. Parent and Sub are not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind which would prevent Parent or Sub from performing the terms of this Agreement or any of the transactions contemplated hereby without the consent of any third party, or which would require the consent of any third party for the consummation of this Agreement or any of the transactions contemplated hereby, or which would result in any penalty, forfeiture or other termination as a result of such consummation.

1.5 Binding Obligation. When executed by the Corporation, this Agreement and the representations and warranties contained herein will constitute valid and binding obligations of Parent and Sub enforceable in accordance with their respective terms.

1.6 Capitalization and Outstanding Shares. As of the date of this Agreement, the authorized capitalization of the Parent consists of 50,000,000,000 shares of common stock and 10,000,000,000 preferred shares, US$0.001 par value, of which, 21,176,289,678 shares of common stock are issued outstanding and no preferred shares are issued and outstanding. Such issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. The capitalization of the Sub consists of 70,000,000 shares of common stock and 5,000,000 preferred shares, US$0.001 par value, where there are no common nor preferred shares issued or outstanding.

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1.7 Compliance With Laws and Regulations. Parent and Sub have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Parent and Sub or except to the extent that noncompliance would not result in the occurrence of any material liability for the Parent, on a consolidated basis.

1.8 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting Parent or Sub or any of their respective assets or business or this Agreement or any exhibit hereto, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

1.9 No Bankruptcy. There has not been filed any petition or application, nor any proceeding commenced by or against Parent or Sub with respect to any assets of Parent or Sub under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors’ rights, and no assignment has been made by Parent or Sub for the benefit of creditors generally.

1.10 Shareholder’s Agreements. Except for this Agreement and any agreements incorporated as exhibits hereto, there is no agreement which governs or purports to govern the shareholdings of Parent or Sub or which restricts or purports to restrict the exercise by any shareholder of Parent or Sub of its rights as a shareholder of the Parent or Sub, as applicable, including without restriction, any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rates or disposition of the shares (or units or other equity interest, as the case may be) of the Corporation, save as governed by applicable law.

1.11 Financial Statements. The financial statements of Parent contained in the filings with the U.S. Securities and Exchange Commission (“SEC”) are accurate and in keeping with the requirements of the securities laws of the United States.

1.12 Guarantees. Neither Parent nor Sub not any outstanding contracts or commitments guaranteeing (or indemnifying or making contribution to others for breaches in connection with) the payment or collection or the performance of the obligations of others, and neither of them has entered into any deficiency agreements, or issued any comfort letters, or otherwise granted any material financial assistance to any person, firm, corporation or other entity.

1.13 No Non-Competition Agreement. There is no restriction agreement nor any non-solicitation or non-competition agreement or other agreement restricting in any way the carrying on of the business of Parent or Sub.

1.14 Real Property. Neither Parent nor Sub own any real or otherwise immovable property.

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1.15 Employment Matters. Except as disclosed herein, neither Parent nor Sub have any employment, consulting or severance contract, arrangement or understanding with any person whomsoever, with annual obligations in excess of $50,000. Neither Parent nor Sub have granted any “golden parachute” to any of its past or present employees. The salaries and bonuses of all officers and employees of Parent and Sub have been paid by the Parent. Parent and Sub are in compliance in all material respects with all applicable laws relating to employment in all relevant jurisdictions. There is no pending or outstanding employment dispute involving either Parent or Sub. The consummation of the transactions contemplated by this Agreement will not give rise to any liability of Parent or Sub for bonuses, severance pay, termination benefits or other amounts. Parent and Sub are currently preparing new employment agreements with its executive team. As of the date of this Agreement, these Employment agrees are not in place.

1.16 Intellectual Property. Neither Parent nor Sub have or are violating any patents, material trademarks, trade names, copyrights, service marks, applications therefor and other industrial and intellectual property.

1.17 Issuance of Shares Exempt from Registration. The issuance of the Issued Shares to the Cannary Stockholders is exempt from registration under United States federal and state securities laws and regulations. These shares will be issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of the Parent’s common stock qualify for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares does not involve a public offering. The Cannary Stockholders were provided access to all material information and were afforded access to management in connection with this transaction. Prior to the transaction, all of the Cannary Stockholders were sent a notice that provided information about the transaction. Additionally, these shareholders had the necessary intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. The shareholders agreed not to resell or distribute the securities. They were able to evaluate the risks and merits of the share exchange they are able to accept the economic risk in accepting Issued Shares in exchange for their shares in the capital of Cannary.

1.18 No Materially Adverse Undisclosed Facts. There is no fact known to the management of Parent or Sub which has not previously been disclosed in writing to Cannary which may materially adversely affect Parent of Sub or any of their respective assets, properties, business, prospects, operation or condition (financial or otherwise), or which should be disclosed to Cannary in order to make any of the warranties and representations herein true and not misleading and no state of facts is known (or with reasonable diligence would be known) to the management of Parent or Sub that would operate to prevent Cannary from continuing to carry on its business in the manner in which carried on at the date hereof.

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1.19 Absence of Certain Changes or Events. Except in order to fulfill the obligations created by this Agreement and to complete the transactions contemplated herein, from the date of this Agreement until the completion of the Closing (as described below) neither Parent nor Sub will: (a) incur any liability or obligation whatsoever, secured or unsecured, direct or indirect, other than in the ordinary and usual course of its business; (b) enter into any contracts or agreements whatsoever, other than in the ordinary and usual conduct and course of its business; (c) change any of its accounting methods, principles, practices or policies; (d) cease to operate its properties and to carry on its business as heretofore carried on, nor fail to maintain all of its properties, rights and assets consistently with past practices; (e) sell or otherwise in any way alienate or dispose of any of its assets other than in the ordinary course of business and in a manner consistent with past practices; (f) modify its articles of incorporation, bylaws or capital structure; (g) make any modification to its authorized or issued shares, nor redeem, retire, repurchase or otherwise acquire, nor issue, sell or otherwise dispose of, shares of its capital stock other equity interests or warrants, bonds or rights in its own capital, (h) make any distribution, by way of dividend or otherwise, to any of its shareholders or to any affiliate or associate thereof, or reserve or declare any dividend; (i) make any material change in the form of compensation or remuneration payable or to become payable to any of its shareholders, directors, officers, employees or agents nor in the rate thereof; (j) other than the ordinary course of business, not grant to any customer any special allowance or discount, or change its pricing, credit or payment policies; (k) make any loan or advance, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any person; (l) permit, cause or suffer any extraordinary losses not covered by insurance; (m) remove any director or auditor or terminate any officer or have any of the foregoing resign; (n) purchase or otherwise acquire any shares or other equity interest, as the case may be, in any person. Parent and Sub further represent and warrant that (o) neither of them (nor their respective subsidiaries or affiliates) are currently facing any action or suit, proceeding, inquiry, or any threat thereof, against or affecting them at law or in equity or before or by any foreign, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which may in any way materially and adversely affect the Parent, on a consolidated basis; (p) except as described in its SEC filings, and/or the Parent’s interim financial statements, there have not been any transactions, agreements, arrangements or payments (including, without limitation, salaries, bonuses, royalties or fees) relating to or affecting Parent or Sub or their respective businesses: (i) involving any related entity of the Parent, (ii) involving any current or former director, officer, shareholder of the Parent, or (iii) involving any member of the immediate family of any individual described in clause (ii) above, (iv) involving any other person not acting at arm’s length with Parent or (v) not otherwise at arm’s length.

1.20 Reliance. All representations and warranties of Parent and Sub contained herein, shall be deemed to have been relied upon by Cannary notwithstanding any investigation heretofore or hereafter made by Cannary or by its counsel or by any other representative of Cannary and shall survive the date hereof and continue in full force and effect for the benefit of Cannary for an unlimited duration in case of fraud, gross negligence, material willful concealment or until the limitation period under any applicable tax statute has expired or, in all other cases, until the second anniversary of the date hereof.

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ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF CANNARY PACKAGING, INC.

As an inducement to, and to obtain the reliance the Parent and its Sub, Cannary represents and warrants, with respect to itself as follows:

2.1 Organization. Cannary Packaging, Inc. is a company duly organized and validly existing under the laws of British Columbia, Canada and has the corporate power and is duly authorized, qualified under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business. Cannary LA, a Wyoming company, is a wholly owned subsidiary of Cannary Packaging, Inc.

2.2 Due Authorization. The Board of Directors of Cannary will have taken prior to Closing (as defined below), all actions required by law, its articles or otherwise to ratify the execution and delivery of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Cannary of this Agreement and consummation by the Parent of the transactions contemplated by this Agreement. Provided, however, that the exchange by Cannary Stockholders of their shares in the capital of Cannary for Issued Shares shall be at the discretion of each Cannary Stockholder and the sale of Cannary’s assets to Sub is subject to the receipt of the requisite approval of the Cannary Stockholders.

2.3 Absence of Violation. The execution and delivery of this Agreement, and all exhibits hereto does not and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, violate, result in a breach of or constitute a default under any provision of the articles or other organizational documents of Cannary; (b) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other contracting party the right to terminate or modify, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any contract to which Cannary is a party; (c) result in the creation of any lien, charge or encumbrance upon the properties or other assets of Cannary; or (d) conflict with, violate, result in a breach of or constitute a default under any judgment, order, injunction, decree or award against, or binding upon, Cannary or upon any of its properties or assets.

2.4 Consents. Except for the requisite Cannary Stockholder approvals, Cannary is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind which would prevent Cannary from performing the terms of this Agreement or any of the transactions contemplated hereby without the consent of any third party, or which would require the consent of any third party for the consummation of this Agreement or any of the transactions contemplated hereby, or which would result in any penalty, forfeiture or other termination as a result of such consummation.

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2.5 Binding Obligation. When executed by Cannary, this Agreement, and all exhibits hereto and the representations and warranties contained herein and therein will constitute a valid and binding obligation of Cannary enforceable in accordance with their respective terms.

2.6 Capitalization and Outstanding Shares. Cannary is a private British Columbia company, owned by its shareholders. At the time of this Agreement, Cannary has authorized the following share capital:

Class “A” Voting Common shares without par value (the “Class A Shares”);

Class “B” Voting Common shares without par value (the “Class B Shares”);

Class “C” Voting Common shares without par value;

Class “D” Voting Common shares without par value;

Class “E” Voting Common shares without par value;

Class “F” Non-Voting Common shares without par value;

Class “G” Non-Voting Common shares without par value;

Class “H” Non-Voting Common shares without par value

Class “I” Non-Voting Common shares without par value;

Class “J” Non-Voting Common shares without par value;

Class “K” Preferred shares with a par value of $100.00; and

Class “L” Preferred shares without par value,

of which Cannary has issued 56,750,000 Class A Shares and 9,142,066 Class B Common Shares (collectively, the “Cannary Shares”). Such shares owned by the shareholders are valid, fully paid and non-assessable. Cannary LA has 70,000,000 common shares and 5,000,000 preferred shares, par value $0.001, authorized and no shares are issued nor outstanding.

2.7 Ownership of Cannary Shares. The Cannary Shares constitute all of Cannary’s issued and outstanding share capital, and are held, to the knowledge of Cannary’s board of directors, by Cannary Stockholders free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

2.8 Transfer of Non-Operating Assets. Delivery of the Non-Operating Assets at the Closing will convey to the Sub good and marketable title to the Non-Operating Assets, free and clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever.

2.9 Compliance With Laws and Regulations. Cannary has complied with all applicable statutes and regulations of the British Columbia, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Cannary or except to the extent that noncompliance would not result in the occurrence of any material liability for Cannary.

2.10 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting Cannary or any of its assets or business or this Agreement or any exhibit hereto, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

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2.11 No Bankruptcy. There has not been filed any petition or application, nor any proceeding commenced by or against Cannary with respect to any assets of Cannary under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors’ rights, and no assignment has been made by Cannary for the benefit of creditors generally.

2.12 Non-Operating Assets. The list of Non-Operating Assets attached hereto as Exhibit A accurately reflects in all material respects the assets to be transferred to Sub based on the terms and conditions of this Agreement.

2.13 Guarantees. Cannary does not have any outstanding contracts or commitments guaranteeing (or indemnifying or making contribution to others for breaches in connection with) the payment or collection or the performance of the obligations of others, and has not entered into any deficiency agreements, or issued any comfort letters, or otherwise granted any material financial assistance to any person, firm, corporation or other entity.

2.14 No Non-Competition Agreement. There is no restriction agreement nor any non-solicitation or non-competition agreement or other agreement restricting in any way the carrying on of the business of Cannary binding upon Cannary.

2.15 Real Property. Cannary does not own any real or otherwise immovable property.

2.16 Intellectual Property. Cannary has not and is not violating any patents, material trademarks, trade names, copyrights, service marks and other industrial and intellectual property.

2.17 No Materially Adverse Undisclosed Facts. There is no fact known to the management of Cannary which has not previously been disclosed in writing to Parent or Sub which may materially adversely affect Cannary or its assets, properties, business, prospects, (financial or otherwise), or which should be disclosed to Parent and Sub in order to make any of the warranties and representations herein true and not misleading and no state of facts is known (or with reasonable diligence would be known) to the management of Cannary, which would operate to prevent Cannary from continuing to carry on its business in the manner in which carried on at the date hereof.

2.18 Holders of Cannary Shares. The majority if not all of the holders of Cannary Shares are not “U.S. Persons” under relevant the United States securities law and are obtaining shares of the common stock of the Parent for their own accounts. The shareholders of Cannary will be provided access to all material information and will be afforded access to the Parent management in connection with this transaction. Prior to the transaction, all of the Cannary shareholders will be sent a notice that provides information concerning this transaction. Additionally, these shareholders will be required to give their necessary intent as required by Section 4(2) since they are to agree to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. The shareholders will agree not to resell or distribute the securities.

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2.19 Reliance. All representations and warranties of Cannary contained herein, shall be deemed to have been relied upon by the Parent and Sub notwithstanding any investigation heretofore or hereafter made by Parent and Sub or by their counsel or by any other representative of Parent and Sub and shall survive the date hereof and continue in full force and effect for the benefit of Parent and Sub for an unlimited duration in case of fraud, gross negligence, material willful concealment or until the limitation period under any applicable tax statute has expired or, in all other cases, until the second anniversary of the date hereof.

2.20 Absence of Certain Changes or Events. Except in order to fulfill the obligations created by this Agreement and to complete the transactions contemplated herein, from the date of this Agreement until the completion of the Closing (as described below) Cannary will: (a) not incur any liability or obligation whatsoever, secured or unsecured, direct or indirect, other than in the ordinary and usual course of its business; (b) not enter into any contracts or agreements whatsoever, other than in the ordinary and usual conduct and course of its business; (c) not change any of its accounting methods, principles, practices or policies; (d) not cease to operate its properties and to carry on its business as heretofore carried on, nor fail to maintain all of its properties, rights and assets consistently with past practices; (e) not sell or otherwise in any way alienate or dispose of any of its assets other than in the ordinary course of business and in a manner consistent with past practices; (f) not modify its articles of incorporation, bylaws or capital structure; (g) not make any modification to its authorized or issued shares, nor redeem, retire, repurchase or otherwise acquire, nor issue, sell or otherwise dispose of, shares of its capital stock other equity interests or warrants, bonds or rights in its own capital, (h) not make any distribution, by way of dividend or otherwise, to any of its shareholders or to any affiliate or associate thereof, or reserve or declare any dividend; (i) not make any material change in the form of compensation or remuneration payable or to become payable to any of its shareholders, directors, officers, employees or agents nor in the rate thereof; (j) other than the ordinary course of business, not grant to any customer any special allowance or discount, or change its pricing, credit or payment policies; (k) not make any loan or advance, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any person; (l) not permit, cause or suffer any extraordinary losses not covered by insurance; (m) not remove any director or auditor or terminate any officer or have any of the foregoing resign; (n) not purchase or otherwise acquire any shares or other equity interest, as the case may be, in any person. Cannary further represents that (o) it is not currently facing any action or suit, proceeding, inquiry, or any threat thereof, against or affecting Cannary at law or in equity or before or by any foreign, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which may in any way materially and adversely affect the Corporation; (p) except as described in Cannary’s financial statements, there have not been any transactions, agreements, arrangements or payments (including, without limitation, salaries, bonuses, royalties or fees) relating to or affecting Cannary or its business: (i) involving any related entity of the Corporation, (ii) involving any current or former director, officer, shareholder of the Corporation, or (iii) involving any member of the immediate family of any individual described in clause (ii) above, (iv) involving any other person not acting at arm’s length with Cannary or (v) not otherwise at arm’s length.

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ARTICLE III

THE CLOSING

3.1 The Exchange. The sale by Cannary of the Non-Operating Assets in consideration for Parent’s agreement to exchange Cannary Shares held by Cannary Stockholders for Issued Shares shall be subject to the receipt of the approval of no less than two-thirds of Cannary Stockholders at a meeting of Cannary Stockholders held for such purpose. Cannary Stockholders shall be entitled to dissent to the sale by Cannary of the Non-Operating Assets and receive fair value for their Cannary Shares.

Prior to the transaction, all of the Cannary shareholders will receive a notice about the transaction. Additionally, these shareholders will be able to express their necessary intent as required by Section 4(2) that they agree to and will received share certificates bearing a legend stating that such shares will be restricted pursuant to Rule 144 of the 1933 Securities Act. The shareholders will be required to agree not to resell or distribute the securities, unless done so under Rule 144 or under a registration statement.

Subject to receipt of the requisite approvals of Cannary Stockholders, Cannary will assign, transfer, and deliver to the Sub, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Non-Operating Assets of Cannary, substantially as described in Exhibit A. In addition, any Cannary Stockholder that agrees to exchange their Cannary Shares for Issued Shares, shall do so at a ratio of 420:1.

The number of Issued Shares to be issued to the Cannary Shareholders will be determined on a pro-rata basis which will be based on the average market price of the Parent’s stock for the past 30 days. The exchange ratio is based on exchange of Class A and Class B shares of Cannary. The number of shares can be increased or decreased, as the case may be, based on the average market price of the Parent’s shares.

In order to protect its interests, Cannary will have an opportunity to recommend that two Directors be appointed to the Board of the Directors of the Parent. Based on the satisfactions of their qualifications, the Board of Directors of the Parent will appoint them to their Board.

3.2 Closing. The closing (“Closing”) or Effective Time of the transactions contemplated by this Agreement shall be by the middle of June 2020 or at such time and place as the Parties may mutually agree (“Closing Date”).

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3.3 Conditions Precedent to Closing.

The conditions precedent to the obligations set forth in this Agreement for the Parent and Sub include:

(a)	A complete and satisfactory due diligence review of the books, records, business and affairs of Cannary by Parent and Sub;
(b)	Establish an evaluation/fair value of the Non-Operating Assets, to the satisfaction of the Parent’s auditors;
(c)	The Parent’s Board of Directors approval to acquire the Non-Operating Assets.
(d)	The final determination of the number of unregistered, restricted common shares of the Parent to be newly issued for Cannary Shares.
(e)	Two new Directors be appointed to the Parent’s Board of Directors;
(f)	All necessary filings with the SEC and any other governmental bodies; and
(e)	Any other conditions precedent set forth in Articles V and VI of this Agreement.”

The conditions precedent to the obligations set forth in this Agreement for Cannary include:

(a)	Cannary shareholder approval for the sale of the Non-Operating Assets;
(b)	Individual Cannary Stockholder consent to the exchange of Cannary Shares for shares of Parent; the shareholders of Cannary to be offered Dissenters’ Rights, in accordance with Business Corporations Act (British Columbia);
(c)	Ratification by Cannary of this Agreement and all exhibits hereto;
(d)	The recommendation of two new Directors to the Parent’s Board of Directors by Cannary;

3.4 Appropriate Approval. All of the items set forth in Section 3.3 of this Agreement and all of the transactions contemplated hereunder, shall have been properly authorized and approved by the stockholders of Cannary, or the given Dissenters’ Rights and the Board of Directors of the Parent and Sub.

3.5 Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and/or deliver, as applicable, or shall ensure to be executed, acknowledged, and delivered, as applicable, the following:

(a)	Cannary to provide a list of shareholders who will be issued unregistered restricted stock in the Parent based their pro-rata ownership;
(b)	Evidence of the ratification by Cannary Stockholders of this Agreement and all exhibits hereto;
(c)	Board Resolution of Parent authorizing the issuance of 21,176,290,000 unregistered restricted common shares to the Cannary shareholders based on their pro-rata ownership for the exchange of $2,117,629 USD Cannary assets;
(d)	The issuance of share certificates evidencing the ownership by those Cannary Stockholders who have agreed to exchange their Cannary Shares of the Issued Shares from the Parent’s transfer agent;
(e)	The appointment of two new Directors to the Parent Board of Directors;
(f)	4033002 becomes the operating asset acquisition subsidiary for Hemp Technology, Inc.;
(g)	The filing of this event on Form 8-K with the U.S. Securities and Exchange Commission, within four days of the Closing.

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ARTICLE IV

SPECIAL REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF PARENT WITH RESPECT TO THE ISSUED SHARES

The Issued Shares shall be issued on a pro-rata basis to the Cannary Stockholders only for the respective accounts, pursuant to an exemption from the registration requirements of the U.S. federal and state securities laws and regulations. Each certificate representing the Issued Shares issued and delivered at the Closing will have typed or printed thereon a restricted legend which will read substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, but have been acquired by the registered owner hereof for the purpose of investment and in reliance upon the statutory exemptions contained in the Securities Act and similar provisions of any applicable state securities laws. The shares may not be sold, pledged, transferred or assigned except in accordance with tHE SECURITIES ACT and all other applicable state securities laws.”

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB

In addition to the conditions precedent set forth in Section 3.3 to this Agreement, The obligations of Parent and Sub under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.1 Accuracy of Representations. The representations and warranties made by Cannary in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Cannary shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Cannary prior to or at the Closing.

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5.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Cannary nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of the Cannary.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF CANNARY

In addition to the conditions precedent set forth in Section 3.3 to this Agreement, the obligations of Cannary under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.1 Accuracy of Representations. The representations and warranties made by Parent and Sub in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Parent and Sub shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

6.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Parent and Sub nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Parent and Sub.

6.3 SEC Documents; Financial Statements. Parent shall have filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ARTICLE VII

MISCELLANEOUS

7.1 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws the State of Wyoming without regard to its conflicts of laws principles.

7.2 Resolution of Disputes.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation (the “Consultation Date”). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either party, with written notice to the other party.

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(b) Arbitration. The arbitration shall be conducted by a tribunal (the “Tribunal”) in under the auspices of the American Arbitration Association (“AAA”) in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. All arbitration proceedings shall be conducted in English. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the Parties; either party may apply to any court of competent jurisdiction in the State of Wyoming for enforcement of any award granted by the Tribunal.

(c) During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue to abide by the terms of this Agreement.

7.3 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

(a)	If to the Parent or Sub, addressed as follows:

Attention: Michael Shenher
Hemp Technology, Inc.
3000, 421-7th Avenue SW
Calgary, Alberta, T2P 4K9
Canada

(b)	If to Cannary Packaging, Inc. addressed as follows:

Cannary Packaging, Inc.
2901 Gardena Avenue
Signal Hill, CA 90755

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

7.4 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

7.5 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof.

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7.6 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the Parties. Except as expressly amended hereby, the Share Exchange Agreement shall continue in full force and effect in accordance with the provisions thereof and the Share Exchange Agreement is in all respects hereby ratified, confirmed and preserved. This Amendment and all its provisions shall be deemed a part of the Share Exchange Agreement in the manner and to the extent herein provided.

7.7 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Amendment by signing any such counterpart.

7.8 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or Parties for whose benefit the provision is intended.

7.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

HEMP TECHNOLOGY, INC.

By:	/s/ Michael Shenher
Name:	Michael Shenher
Title:	CEO and Director

4033002, a Wyoming Corporation
DBA Cannary Distribution

By:	/s/ Stephen Jesson
Name:	Stephen Jesson
Title:	President

CANNARY PACKAGING, INC.

By:	/s/ Chad Costa
Name:	Chad Costa
Title:	Founder, Director

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Exhibit A

BULK ASSET SALE AGREEMENT

THIS BULK ASSET SALE AGREEMENT (“Agreement”) has been made and entered into as of this 7 day of May, 2020, by and among (i) Hemp Technology, Inc. a Wyoming corporation, (the “Parent”); (ii) 4033002, a Wyoming corporation (“Sub”), a wholly owned subsidiary of Hemp Technology, Inc. and (iii) Cannary Packaging, Inc., a private British Columbia company (“Cannary”), and collectively known as the “Parties.”

RECITALS

The Parties hereto desire to enter into this Agreement whereby Cannary Packaging, Inc., a private Canadian Company will sell to 4033002, a Wyoming Company, approximately $2,200,000 USD in non-operating assets described in Exhibit A in exchange for Parent’s agreement to issue unregistered restricted common shares of the Parent to holders of Cannary shares, which is listed on OTCMarkets, under the trading symbol: HPTY.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Parties hereto agree as follows:

ARTICLE I.

THE ASSET SALE

1.1. Sale of Bulk Assets. Cannary hereby sells to 4033002, its Non-Operating Assets in exchange for Parent’s agreement to issue up to 21,852,907,580 unregistered restricted common shares of the Parent to holders of Cannary shares.

1.2 No Warranty. The Non-Operating Assets are sold on an “AS IS” basis.

1.3 Transfer of Title of Assets. The sale of the Assets will be accomplished by transferring Title of these Non-Operating Assets to the Sub as of the date of this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of Cannary. Cannary represents that the transferred non-operating assets are free from any liabilities, any mortgage, charge, security interest, lien, claim, charge or other encumbrance of any nature or kind whatsoever.

ARTICLE III.

MISCELLANEOUS

3.1. Assignability and Parties in Interest. This Agreement shall not be assignable by any of the Parties hereto without the consent of all other Parties hereto. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

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3.2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Wyoming. Each of the Parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Wyoming in connection with any action arising under or brought with respect to this Agreement.

3.3. Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

3.4. Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

3.5. Complete Agreement. This Agreement and the documents referred to herein contain the entire agreement between the Parties and, except as provided herein, supersede all previous negotiations, commitments and writings.

3.6. Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the Parties hereto.

3.7. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

CANNARY PACKAGING, INC.

By:	/s/ Chad Costa
Chad Costa
Founder, Director

Acceptance:

HEMP TECHNOLOGY, INC.

By:	/s/ Michael Shenher
Name:	Michael Shenher
Title:	CEO and Director

4033002, a Wyoming Corporation
DBA Cannary Distribution

By:	/s/Stephen Jesson
Name:	Stephen Jesson
Title:	President

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Exhibit B

BILL OF SALE – TRANSFER OF TITLE

THIS BILL OF SALE AND TRANSFER OF TITLE is made and entered into as of May ●, 2020, by and among (i) Hemp Technology, Inc. a Wyoming corporation, (the “Parent”); 4033002, a Wyoming corporation, a wholly owned subsidiary of Parent (together with Parent, the “Buyers”) and (iii) Cannary Packaging, Inc., a private Canadian Company (“Cannary” or the “Seller”).

RECITALS

WHEREAS, Cannary has entered into an Asset/Share Exchange Agreement with the Buyers to transfer its non-operating asset in exchange for unregistered restricted shares of Parent.

WHEREAS, the Seller wishes to sell, and the Buyers wish to buy the Non-Operating Assets (hereinafter the “Assets”).

WHEREAS, upon the Sale of these Assets as described in the Asset/Share Exchange Agreement, the transfer of Title of the Assets will take place.

NOW THEREFORE THIS BILL OF SALE witnesses that for good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Seller grants, bargains, sells, assigns, transfers, conveys and sets over to the Buyers the Assets, as described on Exhibit A, upon and subject to the following terms and conditions:

1.	The Seller covenants, warrants and represents that:

(a)	the Seller has good and marketable title to the Non-Operating Assets, free and clear of any mortgage, charge, security interest, lien, claim, charge or other encumbrance of any nature or kind whatsoever;

(b)	the Buyers shall, immediately after execution and delivery of this Bill of Sale, have quiet and peaceful possession and enjoyment of the Assets for its own use and benefit without any manner of hindrance, interruption, molestation, claim or demand whatsoever of, from or by the Seller or any person;

(c)	the Seller will, from time-to-time and at all times hereafter, on every reasonable request of the Buyers, make, do and execute or cause to be made, done and executed all further acts, or assurances as may be reasonably required by the Buyers for more effectually and completely vesting in the Buyers the Assets;

(d)	to indemnify and save harmless the Buyers from all costs, damages, expenses and other losses resulting or arising from the breach or untruth of any covenant, warranty or representation made or given by the Seller hereunder.

2.	This Bill of Sale shall enure to the benefit of the successors and assigns of the Buyers.

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IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the date first above mentioned.

Seller Cannary Packaging, Inc.	Buyer Hemp Technology, Inc.

/s/ Chad Costa	/s/ Michael Shenher
Chad Costa	Michael Shenher
Founder, Director	Chief Executive Officer

Buyer
4033002, a Wyoming Company
DBA Cannary Distribution

/s/ Stephen Jesson
Stephen Jesson
President

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Exhibit A - Inventory

Cannary Packaging and Cannary LA Assets

USD$

Tangible Assets
Inventory - Vape Hardware & Batteries	$1,166,927
Inventory - Terpenes	$105,672
Inventory - Packaging	$248,976
Fixed Assets - Office and warehouse equipment - Canada	$49,364
Fixed Assets - Office and warehouse equipment - LA	$24,850
Accounts Receivable	$417,534

Total Tangible Assets	$2,013,323

Intangible Assets (IP and customer/sales data)	$186,644

Total Assets	$2,199,967

Country Break-down:

Canada	Terpenes	$105,672

	Packaging	$248,975
	Vape Hardware + Batteries	$352,174

USA	Vape Hardware + Batteries	$81,4752

	Total Vape Hardware + Batteries	$1,166,926

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